UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 487-1255

12555 High Bluff Drive, Suite 385

San Diego, California 92130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Master Agreement for Services

On November 25, 2013, Evoke Pharma, Inc. (the “Company”) entered into a Second Amendment to Master Services Agreement (the “Second Amendment”) with SynteractHCR, Inc. (“SynteractHCR”), amending the Master Agreement for Services by and between the Company and Synteract, Inc., dated January 30, 2009, as amended by Amendment No. 1 to Master Agreement for Services, dated January 30, 2011 (together with the Second Amendment, the “Services Agreement”). Pursuant to the Services Agreement, SynteractHCR will act as the Company’s contract research organization for its planned Phase 3 clinical trial for EVK-001 under individual projects to be entered into from time to time under the Services Agreement. The Services Agreement may be terminated (i) by the Company for any reason upon 30 days written notice, (ii) by SynteractHCR upon a material, uncured breach by the Company or (iii) by either party in the event that the other party becomes insolvent, files a petition in bankruptcy or makes an assignment for the benefit of creditors.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by the Services Agreement, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2013.

Standard Office Lease

On November 26, 2013, the Company entered into a Standard Office Lease (the “Lease”) with Beckman/Lomas, LLC (the “Landlord”) pursuant to which the Company leased approximately 2,741 rentable square feet of office space from the Landlord at 505 Lomas Santa Fe, Suite 270, Solana Beach, California 92075. The Company will use the office space as its new corporate headquarters. The term of the Lease will commence on December 1, 2013 and will expire on December 31, 2015 (the “Term”). The Lease provides for, among other things, monthly rent during the Term in the amounts set forth in the table below.

Months	Monthly Basic Rent
1-12	$7,537.75
13-24	$7,763.88
25	$7,996.80

In addition, the Landlord agreed to abate the Company’s obligation to pay 50% of the Company’s monthly basic rent for months two through five of the Term, unless the Lease is terminated due to the Company’s default.

The Lease contains customary provisions allowing the Landlord to terminate the Lease if the Company is rendered insolvent, files a petition in bankruptcy, makes an assignment for the benefit of creditors or has failed to remedy a breach of any of its obligations under the Lease within time periods specified in the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by the Lease, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013	EVOKE PHARMA, INC.

	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary